Exhibit 16

                             Stan J.H. Lee, C.P.A.
                         2182 Lemoine Ave., Suite 200
                              Fort Lee, NJ 07024


February 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE:   Legend International Holdings, Inc.

Dear Sir/Madam:

Pursuant to the report of the above-referenced Company, we have read the Company's response to Item 4 of Form 8-K dated February 3, 2004 and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Stan J.H. Lee, C.P.A.
---------------------------------
Stan J.H. Lee, C.P.A.
Certified Public Accountant
Fort Lee, N.J.